Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2021 relating to the financial statements of Carrols Restaurant Group, Inc. and the effectiveness of Carrols Restaurant Group, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Carrols Restaurant Group, Inc. for the year ended January 3, 2021.

/s/ Deloitte & Touche LLP

Rochester, New York
March 12, 2021